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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 33-34499) and in the Registration Statements on Form S-8 (Registration No. 33-99974 and Registration No. 333-86145) of Arch Capital Group Ltd. of our report dated February 6, 2001, except as to the matters described in Note 2 which is as of August 6, 2001, relating to the financial statements, which appears on page F-2 of the Company's Annual Report on Form 10-K/A, for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 6, 2001 except as to the matters described in Note 2 to the consolidated financial statements which is as of August 6, 2001 relating to the financial statement schedules, which appears on page S-1 of the Company's Annual Report on Form 10-K/A, for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers
Hamilton, Bermuda
August 8, 2001